Exhibit 99.1

CONTACT: Press Inquiries Scott Larson Public Relations Sycamore Networks, Inc. 978-250-3433 scott.larson@sycamorenet.com
Investor Inquiries Terry Adams Investor Relations Sycamore Networks, Inc. 978-250-3460 investor.info@sycamorenet.com

SYCAMORE NETWORKS, INC. REPORTS FOURTH QUARTER and FISCAL YEAR 2005

FINANCIAL RESULTS

CHELMSFORD, Mass., October 11, 2005 – Sycamore Networks, Inc. (NASDAQ: SCMR), a leader in optical networking, today reported its fourth quarter and fiscal year end results for the period ended July 31, 2005.

Revenue for the fourth quarter of fiscal 2005 was $18.5 million, compared with $14.5 million for the fourth quarter of fiscal 2004.

Net income for the fourth quarter of fiscal 2005, on a generally accepted accounting principles (GAAP) basis, was $1.4 million, or $0.01 per share, compared with a net loss of $9.2 million, or $(0.03) per share for the fourth quarter of fiscal 2004. Non-GAAP net income for the fourth quarter of fiscal 2005, which excludes stock-based compensation and payroll taxes on stock option exercises, was $1.6 million, or $0.01 per share, compared with a non-GAAP net loss of $8.1 million, or $(0.03) per share for the fourth quarter of fiscal 2004. The reconciliation between net income (loss) on a GAAP basis and net income (loss) on a non-GAAP basis is provided in a table immediately following the Unaudited Consolidated Statements of Operations included with this release.

Revenue for fiscal 2005 was $65.4 million, compared with $44.5 million for fiscal 2004.

Net loss for fiscal 2005, on a GAAP basis, was $23.8 million or $(0.09) per share, compared with a net loss of $44.8 million, or $(0.17) per share for fiscal 2004. Non-GAAP net loss for fiscal 2005, which excludes stock-based compensation and payroll taxes on stock option exercises, a reserve for contingent liabilities associated with certain claims, disputes and litigation, restructuring charges and related asset impairments, was $11.0 million, or $(0.04) per share, compared with a non-GAAP net loss of $39.1 million, or $(0.14) per share for fiscal 2004. The reconciliation between net loss on a GAAP basis and net loss on a non-GAAP basis is provided in a table immediately following the Unaudited Consolidated Statements of Operations included with this release.

“We were very pleased with our fourth quarter and fiscal year results, including revenue growth, improved gross margins and operating expense reductions,” said Daniel E. Smith, president and chief executive officer. “These improvements were the direct result of disciplined focus and diligent execution in our optical switching business. In addition, the combination of improvements in our core operating results and our ongoing efforts to maintain balance sheet strength resulted in positive cash generation in the fourth quarter.”

About Sycamore Networks

Sycamore Networks, Inc. (NASDAQ: SCMR) is a leading provider of intelligent optical switching products for telecommunications service providers worldwide. The company’s products form the reliable foundation for some of the world’s most respected and innovative communications networks. Sycamore’s fully integrated edge-to-core optical switching solutions enable network operators to efficiently and cost-effectively provision and manage optical network capacity to support a wide range of voice, video and data services. For more information, please visit www.sycamorenet.com.

We wish to caution you that certain matters discussed in this news release constitute forward-looking statements that involve risks and uncertainties. Readers are cautioned that actual results or events could differ materially from those stated or implied in forward-looking statements. These risks and uncertainties include, but are not limited to, additional actions and findings that may result from the restatement of previously issued financial statements, the Company’s reliance on a limited number of customers, the significant cost structure required to support the Company’s strategy, variation of the Company’s quarterly results and competition in the telecommunications industry. Certain additional risks are set forth in more detail in the section entitled Factors that May Affect Future Results under Item 2 in Management Discussion and Analysis of Financial Conditions and Results of Operations in the Company’s most recently filed Form 10-Q, Form 10-K/A and the other reports filed by the Company from time to time with the Securities and Exchange Commission. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future results or otherwise.

Use of Non-GAAP Financial Measures

The Company provides non-GAAP financial data in addition to providing financial results in accordance with GAAP. These measures are not in accordance with, or an alternative for GAAP, and may be different from non-GAAP measures used by other companies. The items excluded from non-GAAP results have one or more of the following characteristics: their magnitude and timing is largely outside of the Company’s control; they are unrelated to the ongoing operation of the business in the ordinary course; they are unusual, and the Company does not expect them to occur in the ordinary course of business; or they are non-operational, non-cash expenses involving stock option grants.

The non-GAAP financial data is provided to enhance the reader’s overall understanding of the Company’s current financial performance and its prospects for the future. Specifically, the Company believes the non-GAAP results provide useful information to both management and investors by excluding certain expense and income items that the Company believes are not indicative of the Company’s core operating results because such charges are associated with past events and are not related to current operations. In addition, since the Company has historically reported non-GAAP results to the investment community, the Company believes the inclusion of non-GAAP numbers provides consistency in its financial reporting. Further, these non-GAAP results are one of the primary indicators management uses for planning and forecasting in future periods. The non-GAAP financial data should be considered in addition to, not as a substitute for or a more appropriate indicator of, operating losses, cash flows, or other measures of financial performance prepared in accordance with GAAP.

Sycamore Networks, Inc.

Unaudited Condensed Consolidated Balance Sheets

(in thousands)

	July 31, 2005	July 31, 2004
Assets

Current assets:
Cash and cash equivalents	$508,281	$45,430
Short-term investments	446,258	482,274
Accounts receivable, net	8,384	10,605
Inventories	5,445	4,294
Prepaids and other current assets	3,812	3,611

Total current assets	972,180	546,214

Property and equipment, net	8,437	9,419
Long-term investments	496	433,621
Other assets	950	1,664

Total Assets	$982,063	$990,918

Liabilities and Stockholders’ Equity

Deferred revenue	$8,700	$7,226
Other current liabilities	23,779	15,321
Restructuring liabilities	8,455	12,005

Total current liabilities	40,934	34,552

Long term deferred revenue	1,584	926

Total liabilities	42,518	35,478

Common stock	276	274
Additional paid-in capital	1,780,243	1,774,214
Accumulated deficit	(838,533)	(814,744)
Other equity	(2,441)	(4,304)

Total stockholders’ equity	939,545	955,440

Total Liabilities and Stockholders’ Equity	$982,063	$990,918

Sycamore Networks, Inc.

Unaudited Consolidated Statements of Operations

(in thousands, except per share data)

	Three Months Ended		Year Ended
	July 31, 2005	July 31, 2004	July 31, 2005	July 31, 2004
Revenue	$18,479	$14,513	$65,434	$44,547

Cost of revenue	7,859	8,716	33,605	28,397
Stock-based compensation and payroll tax on stock option exercises	53	201	332	836

Gross profit	10,567	5,596	31,497	15,314

Operating expenses:
Research and development	9,094	11,382	42,656	45,681
Sales and marketing	3,040	4,456	11,822	18,101
General and administrative	2,967	2,273	9,156	7,365
Stock-based compensation and payroll tax on stock option exercises:
Research and development	115	459	825	2,775
Sales and marketing	12	216	123	1,042
General and administrative	23	210	328	1,082
Reserve for contingencies	—	—	10,282	—
Restructuring charges and related asset impairments	—	—	679	—

Total operating expenses	15,251	18,996	75,871	76,046

Loss from operations	(4,684)	(13,400)	(44,374)	(60,732)
Interest and other income, net	6,183	4,242	20,648	15,890

Income (loss) before income taxes	1,499	(9,158)	(23,726)	(44,842)
Income tax expense	63	—	63	—

Net income (loss)	$1,436	$(9,158)	$(23,789)	$(44,842)

Basic net income (loss) per share	$0.01	$(0.03)	$(0.09)	$(0.17)
Diluted net income (loss) per share	$0.01	$(0.03)	$(0.09)	$(0.17)

Weighted average shares used in computing basic net income per share	275,774	273,564	275,023	272,123
Weighted average shares used in computing diluted net loss per share	276,614	273,564	275,023	272,123

Sycamore Networks, Inc.

Unaudited Non-GAAP Consolidated Statements of Operations (a)

(in thousands, except per share data)

	Three Months Ended July 31, 2005
	GAAP Results	Adjustments	Non-GAAP Results (a)
Revenue	$18,479	$—	$18,479

Cost of revenue	7,859	—	7,859
Stock-based compensation and payroll tax on stock option exercises	53	(53)	—

Gross profit	10,567	53	10,620

Operating expenses:
Research and development	9,094	—	9,094
Sales and marketing	3,040	—	3,040
General and administrative	2,967	—	2,967
Stock-based compensation and payroll tax on stock option exercises:
Research and development	115	(115)	—
Sales and marketing	12	(12)	—
General and administrative	23	(23)	—

Total operating expenses	15,251	(150)	15,101

Loss from operations	(4,684)	203	(4,481)

Interest and other income, net	6,183	—	6,183

Income before income taxes	1,499	203	1,702
Income tax expense	63	—	63

Net income	$1,436	$203	$1,639

Basic net income per share	$0.01		$0.01
Diluted net income per share	$0.01		$0.01

Weighted average shares used in computing basic net income per share	275,774		275,774
Weighted average shares used in computing diluted net income per share	276,614		276,614

(a)	These Unaudited non-GAAP Consolidated Statements of Operations are for informational purposes only and are not presented in accordance with GAAP. The adjustments necessary to provide a direct reconciliation of the non-GAAP to the GAAP basis consolidated statements of operations exclude stock-based compensation and payroll taxes on stock option exercises, a reserve for contingent liabilities associated with certain claims, disputes and litigation, restructuring charges and related asset impairments.

Sycamore Networks, Inc.

Unaudited Non-GAAP Consolidated Statements of Operations (a)

(in thousands, except per share data)

	Three Months Ended July 31, 2004
	GAAP Results	Adjustments	Non-GAAP Results (a)
Revenue	$14,513	$—	$14,513

Cost of revenue	8,716	—	8,716
Stock-based compensation and payroll tax on stock option exercises	201	(201)	—

Gross profit	5,596	201	5,797

Operating expenses:
Research and development	11,382	—	11,382
Sales and marketing	4,456	—	4,456
General and administrative	2,273	—	2,273
Stock-based compensation and payroll tax on stock option exercises:
Research and development	459	(459)	—
Sales and marketing	216	(216)	—
General and administrative	210	(210)	—

Total operating expenses	18,996	(885)	18,111

Loss from operations	(13,400)	1,086	(12,314)

Interest and other income, net	4,242	—	4,242

Net loss	$(9,158)	$1,086	$(8,072)

Diluted net loss per share	$(0.03)		$(0.03)
Weighted average shares used in computing diluted net loss per share	273,564		273,564

(a)	These Unaudited non-GAAP Consolidated Statements of Operations are for informational purposes only and are not presented in accordance with GAAP. The adjustments necessary to provide a direct reconciliation of the non-GAAP to the GAAP basis consolidated statements of operations exclude stock-based compensation and payroll taxes on stock option exercises, a reserve for contingent liabilities associated with certain claims, disputes and litigation, restructuring charges and related asset impairments.

Sycamore Networks, Inc.

Unaudited Non-GAAP Consolidated Statements of Operations (a)

(in thousands, except per share data)

	Year Ended July 31, 2005
	GAAP Results	Adjustments	Non-GAAP Results (a)
Revenue	$65,434	$—	$65,434

Cost of revenue	33,605	(204)	33,401
Stock-based compensation and payroll tax on stock option exercises	332	(332)	—

Gross profit	31,497	536	32,033

Operating expenses:
Research and development	42,656	—	42,656
Sales and marketing	11,822	—	11,822
General and administrative	9,156	—	9,156
Stock-based compensation and payroll tax on stock option exercises:
Research and development	825	(825)	—
Sales and marketing	123	(123)	—
General and administrative	328	(328)	—
Reserve for contingencies	10,282	(10,282)	—
Restructuring charges and related asset impairments	679	(679)	—

Total operating expenses	75,871	(12,237)	63,634

Loss from operations	(44,374)	12,773	(31,601)

Interest and other income, net	20,648	—	20,648

Loss before income taxes	(23,726)	12,773	(10,953)
Income tax expense	63	—	63

Net loss	$(23,789)	$12,773	$(11,016)

Diluted net loss per share	$(0.09)		$(0.04)
Weighted average shares used in computing diluted net loss per share	275,023		275,023

(a)	These Unaudited non-GAAP Consolidated Statements of Operations are for informational purposes only and are not presented in accordance with GAAP. The adjustments necessary to provide a direct reconciliation of the non-GAAP to the GAAP basis consolidated statements of operations exclude stock-based compensation and payroll taxes on stock option exercises, a reserve for contingent liabilities associated with certain claims, disputes and litigation, restructuring charges and related asset impairments.

Sycamore Networks, Inc.

Unaudited Non-GAAP Consolidated Statements of Operations (a)

(in thousands, except per share data)

	Year Ended July 31, 2004
	GAAP Results	Adjustments	Non-GAAP Results (a)
Revenue	$44,547	$—	$44,547

Cost of revenue	28,397	—	28,397
Stock-based compensation and payroll tax on stock option exercises	836	(836)	—

Gross profit	15,314	836	16,150

Operating expenses:
Research and development	45,681	—	45,681
Sales and marketing	18,101	—	18,101
General and administrative	7,365	—	7,365
Stock-based compensation and payroll tax on stock option exercises:
Research and development	2,775	(2,775)	—
Sales and marketing	1,042	(1,042)	—
General and administrative	1,082	(1,082)	—

Total operating expenses	76,046	(4,899)	71,147

Loss from operations	(60,732)	5,735	(54,997)

Interest and other income, net	15,890	—	15,890

Net loss	$(44,842)	$5,735	$(39,107)

Diluted net loss per share	$(0.17)		$(0.14)
Weighted average shares used in computing diluted net loss per share	272,123		272,123

(a)	These Unaudited non-GAAP Consolidated Statements of Operations are for informational purposes only and are not presented in accordance with GAAP. The adjustments necessary to provide a direct reconciliation of the non-GAAP to the GAAP basis consolidated statements of operations exclude stock-based compensation and payroll taxes on stock option exercises, a reserve for contingent liabilities associated with certain claims, disputes and litigation, restructuring charges and related asset impairments.